Exhibit 99.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Diamond Cable Communications Limited (the “Company”) for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Barclay Knapp, as Director of the Company, and Bret Richter, as Director of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ Barclay Knapp

Name: Barclay Knapp
Title: Director*
Date: March 31, 2003

/s/ Bret Richter

Name: Bret Richter
Title: Director*
Date: March 31, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

*	The Company has no Chief Executive Officer or Chief Financial Officer. Barclay Knapp and Bret Richter are Directors of the Company and are Chief Executive Officer and acting Chief Financial Officer, respectively, of NTL Incorporated, the indirect parent of the Company.